EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-136443) pertaining to the Big Ridge, Inc. 401(k) Profit Sharing Plan and Trust of our report dated June 24, 2015, with respect to the financial statements of Big Ridge, Inc. 401(k) Profit Sharing Plan and Trust included in this Annual Report (Form 11-K) for the years ended December 31, 2014 and 2013.

/s/ UHY LLP

St. Louis, Missouri
June 24, 2015